As filed with the Securities and Exchange Commission on May 5, 1999.
                                                  Registration No. 333-________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                  MASTEC, INC.
             (Exact name of registrant as specified in its charter)

                                 --------------
         FLORIDA                                             65-0829355
(State or other jurisdiction of                             (I.R.S. Employer
incorporation or organization)                             Identification No.)

                              3155 N.W. 77TH AVENUE
                              MIAMI, FL 33122-1205
                                 (305) 599-1800
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                 --------------

                       NON-EMPLOYEE DIRECTORS' STOCK PLAN
                  1999 NON-QUALIFIED EMPLOYEE STOCK OPTION PLAN

                                 --------------
                              (Full Title of Plan)

                              JOSE M. SARIEGO, ESQ.
                     SENIOR VICE PRESIDENT - GENERAL COUNSEL
                                  MASTEC, INC.
                              3155 N.W. 77TH AVENUE
                              MIAMI, FL 33122-1205
                                 (305) 406-1954
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    COPY TO:
                              STEVEN D. RUBIN, ESQ.
                         STEARNS WEAVER MILLER WEISSLER
                           ALHADEFF & SITTERSON, P.A.
                       150 WEST FLAGLER STREET, SUITE 2200
                              MIAMI, FLORIDA 33130
                                 (305) 789-3517

                         CALCULATION OF REGISTRATION FEE
======================================================================================================================
                                                                PROPOSED              PROPOSED
        TITLE OF EACH CLASS                 AMOUNT               MAXIMUM               MAXIMUM              AMOUNT OF
        OF SECURITIES TO BE                  TO BE           OFFERING PRICE           AGGREGATE           REGISTRATION
            REGISTERED                    REGISTERED          PER SHARE (1)       OFFERING PRICE(1)            FEE
-----------------------------------------------------------------------------------------------------------------------
   Common Stock, $.10 par value      1,100,000 shares           $25.97               $28,567,000            $7,941.63
======================================================================================================================

(1) Estimated solely for purpose of calculating the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of the Common Stock on April 29, 1999, as reported on the New York Stock Exchange.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by MasTec, Inc., a Florida corporation (the "Registrant"), with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated by reference herein:

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, filed with the SEC on April 1, 1999 (the "1998 10-K").

         (2) The Registrant's Current Report on Form 8-K, dated December 31, 1998, filed with the SEC on January 14, 1999.

         (3) The portions of the Registrant's definitive Proxy Statement for its 1999 Annual Meeting of Stockholders, dated April 14, 1999, that have been incorporated by reference into the 1998 10-K and was filed with the SEC on Schedule 14A on April 7, 1999.

         (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the SEC on February 10, 1997, and any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 607.0831 of the Florida Business Corporation Act (the "Florida Act") provides that a director is not personally liable for monetary damages to the corporation or any person for any statement, vote, decision or failure to act regarding corporate management or policy, by a director, unless: (a) the director breached or failed to perform his duties as a director; and (b) the director's breach of, or failure to perform, those duties constitutes: (i) a violation of criminal law unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (iii) a circumstance under which the director is liable for an improper distribution;
(iv) in a proceeding by, or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interests of the corporation, or willful misconduct; or
(v) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety or property.

         Section 607.0850 of the Florida Act provides that a corporation shall have the power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation), by reason of the fact that he is or was a director, officer or employee or agent of the corporation, against liability incurred in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 607.0850 also provides that a corporation shall have the power to indemnify any person, who was or is a party to any proceeding by, or in the right of, the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof.
Section 607.0850 further provides that such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this provision in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Section 607.0850 further provides that to the extent that a director, officer, employee or agent has been successful on the merits or otherwise in defense of any of the foregoing proceedings, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith. Under Section 607.0850, any indemnification under the foregoing provisions, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that the indemnification of the director, officer, employee or agent is proper under the circumstances because he has met the applicable standard of conduct. Notwithstanding the failure of a corporation to provide such indemnification, and despite any contrary determination by the corporation in a specific case, a director, officer, employee or agent of the corporation who is or was a party to a proceeding may apply for indemnification to the appropriate court and such court may order indemnification if it determines that such person is entitled to indemnification under the applicable standard.

         Section 607.0850 also provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of Section 607.0850.

         The Registrant's Amended and Restated Certificate of Incorporation (the "Certificate") provides that the Registrant shall indemnify to the fullest extent authorized by the Florida Act, each person who is involved in any litigation or other proceeding because such person is or was a director or officer of the Registrant, against all expense, loss or liability reasonably incurred or suffered in connection therewith. The Registrant's Bylaws provide that a director or officer may be paid expenses incurred in defending any proceeding in advance of its final disposition upon receipt by the Registrant of an undertaking, by or on behalf of the director or officer, to repay all amounts so advanced if it is ultimately determined that such director or officer is not entitled to indemnification.

         The Registrant has obtained primary and excess insurance policies insuring the directors and officers of the Registrant and its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on behalf of the Registrant, may also pay amounts for which the Registrant has granted indemnification to the directors or officers.

Item 8.  EXHIBITS.

         The following exhibits are either filed herewith or have been previously filed as indicated below:

EXHIBIT
NUMBER   DESCRIPTION
-------  -----------
5.1      Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1     Consent of PricewaterhouseCoopers L.L.P.

23.2     Consent of Arthur Andersen

23.3 Consent of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A. (included in Exhibit 5.1 above)

24.1 Power of Attorney (included as part of the Signature Page of this Registration Statement)

Item 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                 Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                        PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                        (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

             (2) That, for the purpose of determining any liability under the
                 Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Miami, State of Florida on the 4th day of May, 1999.

                            MASTEC, INC.


                            By: /s/ Carmen M. Sabater
                                ------------------------------------------------
                                Senior Vice President - Director of Finance
                                (Principal Financial and Accounting Officer)

         The undersigned directors and officers of MasTec, Inc. hereby constitute and appoint Carmen M. Sabater and Jose M. Sariego, and each of them with full power to act without the other and with full power of substitution and resubstitution, our true and lawful attorneys in fact with full power to execute in our name and behalf in the capacities indicated below this Registration Statement on Form S-8 and any and all amendments thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm all that such attorneys in fact, or any of them, or their substitutes shall lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                TITLE                                                   DATE
---------                                -----                                                   ----
/s/ JORGE MAS                            Chairman of the Board of Directors,                     May 4, 1999
------------------------------------     President and Chief Executive Officer
Jorge Mas                                (Principal Executive Officer)


/s/ JOEL-TOMAS CITRON                    Vice Chairman of the Board                              May 4, 1999
------------------------------------     of Directors
Joel-Tomas Citron


/s/ ELIOT C. ABBOTT                      Director                                                May 4, 1999
------------------------------------
Eliot C. Abbott


/s/ ARTHUR B. LAFFER                     Director                                                May 4, 1999
------------------------------------
Arthur B. Laffer


/s/ JOSE S. SORZANO                      Director                                                May 4, 1999
------------------------------------
Jose S. Sorzano

                                  EXHIBIT INDEX

EXHIBIT
NUMBER     DESCRIPTION
-------    -----------
5.1        Opinion of Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.

23.1       Consent of PricewaterhouseCoopers L.L.P.

23.2       Consent of Arthur Andersen